FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line-Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS 2018 FINANCIAL RESULTS

Columbus, Ohio - February 21, 2019 - Diamond Hill Investment Group, Inc. (the “Company,” "we," "our") (NASDAQ:DHIL) today reported results for the year ended December 31, 2018. The Company derives its consolidated revenue and net income from investment advisory and fund administration services provided by its subsidiary, Diamond Hill Capital Management, Inc. (“DHCM”). The Company plans to file its Form 10-K later today and we urge investors to read and consider the information in that filing.

Selected Income Statement Data
(in thousands, except per share figures)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% Change	2018	2017	% Change
Revenues:
Investment advisory	$32,232	$34,487	(7)%	$135,318	$132,689	2%
Mutual fund administration, net	2,214	3,266	(32)%	10,310	12,513	(18)%
Total revenue	34,446	37,753	(9)%	145,628	145,202	—%

Operating expenses	14,659	19,443	(25)%	74,372	78,200	(5)%
Net operating income	19,787	18,310	8%	71,256	67,002	6%

Investment income (loss), net	(13,488)	4,439		(6,273)	14,017

Income before taxes	6,299	22,749	(72)%	64,983	81,019	(20)%

Income tax provision	(4,223)	(10,398)	(59)%	(18,669)	(29,417)	(37)%
Net income attributable to common shareholders	$4,809	$11,895	(13)%	$47,376	$49,989	(5)%

Earnings per share - diluted	$1.37	$3.43	(60)%	$13.48	$14.48	(7)%
Operating profit margin	57%	49%		49%	46%

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Selected Balance Sheet Data
(in thousands, except per share figures)

	December 31,
	2018	2017
Total cash and corporate investments held directly by DHCM	$196,545	$171,339
Total assets	325,728	250,388
Total liabilities	67,472	57,868
Redeemable noncontrolling interest	62,680	20,076
Shareholders equity	195,576	172,444
Book value per share	$55.89	$49.69

	Change in Assets Under Management
	For the Year Ended December 31,
(in millions)	2018	2017
AUM at beginning of the year	$22,317	$19,381
Net cash inflows (outflows)
proprietary funds	(978)	843
sub-advised funds	(25)	(164)
institutional accounts	(99)	(254)
	(1,102)	425
Net market appreciation (depreciation) and income	(2,107)	2,511
Increase (decrease) during the year	(3,209)	2,936
AUM at end of the year	$19,108	$22,317

About Diamond Hill:
We are an independent investment management firm with significant employee ownership and $19.1 billion in assets under management as of December 31, 2018.  We provide investment management services to institutions and individuals through mutual funds, institutional separate accounts, an exchange traded fund, and private investment funds.  Our entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and our interests are firmly aligned with our clients through significant investment in its strategies.  For more information visit www.diamond-hill.com.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Use of Supplemental Data as Non-GAAP Performance Measures
As supplemental information, we are providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). We believe the non-GAAP measures below are useful measures of our core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate comparison to our peers. These non-GAAP measures should not be a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the years ended December 31, 2018 and 2017, respectively.

	Year Ended December 31,
(in thousands, except percentages and per share data)	2018	2017
Total revenue	$145,628	$145,202

Net operating income, GAAP basis	$71,256	$67,001
Non-GAAP adjustments:
Gains (losses) on deferred compensation plan investments, net(1)	(2,122)	2,382
Net operating income, as adjusted, non-GAAP basis(2)	69,134	69,383
Non-GAAP adjustments:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(19,862)	(25,192)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$49,272	$44,191

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$14.02	$12.80
Diluted weighted average shares outstanding, GAAP basis	3,515	3,452

Operating profit margin, GAAP basis	49%	46%
Operating profit margin, as adjusted, non-GAAP basis(6)	47%	48%

(1) Gains (losses) on deferred compensation plan investments, net: The gain (loss) on deferred compensation plan investments, which increases (decreases) deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income (loss) below net operating income on the income statement, and thus has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure was calculated as the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision excluding the impact of investment related activity and is calculated by applying the tax rate from the actual tax provision to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

Our management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

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Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words “believe,” “expect,” “anticipate,” “estimate,” “should,” “hope,” “seek,” “plan,” “intend” and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; changes in interest rates; changes in national and local economic and political conditions, the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the U. S. Securities and Exchange Commission.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com